Exhibit 10.1

AMENDED AND RESTATED

SHAREHOLDERS’ AGREEMENT

by and among

PIVOTAL SOFTWARE, INC.,

DELL TECHNOLOGIES, INC.,

EMC CORPORATION,

VMWARE, INC.,

GE INTERNATIONAL HOLDINGS B.V.

GENERAL ELECTRIC COMPANY

FORD MOTOR COMPANY

and

MICROSOFT GLOBAL FINANCE

Dated as of                    , 2018

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is entered into as of          , 2018, by and among (a) Pivotal Software, Inc. (formerly known as GoPivotal, Inc.), a corporation organized and existing under the laws of the State of Delaware (the “Company”), (b) Dell Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, as the successor-in-interest to all of the rights and obligations of EMC Corporation, a corporation organized and existing under the laws of the Commonwealth of Massachusetts (“EMC”), under this Agreement, (c) VMware, Inc., a corporation organized and existing under the laws of the State of Delaware, (d) GE International Holdings B.V. (“GE International”), (e) General Electric Company, a corporation organized and existing under the laws of the State of New York (“GE”), (f) Ford Motor Company, a Delaware corporation (“Ford”), and (g) the other Shareholders party to this Agreement from time to time, including as of the date hereof, Microsoft Global Finance, a company organized under the laws of Ireland (“Microsoft”).  Each of the foregoing is referred to as a “Party” and together as the “Parties.”  Certain capitalized terms used in this Agreement are defined in Section 1.01.

W I T N E S S E T H:

WHEREAS, on April 1, 2013, the Company, EMC and VMware entered into the original Shareholders’ Agreement;

WHEREAS, such original Shareholders’ Agreement was last amended and restated as of August 15, 2017 (the “Amended Agreement”); and

WHEREAS, the Major Shareholders and the Company wish hereby to amend and restate the Amended Agreement pursuant to Section 7.05 of the Amended Agreement in connection with the Company’s proposed initial public offering of Class A Common Shares (the “IPO”) to provide for, among other matters, certain agreements with respect to registration rights and other covenants and agreements among the Shareholders and the Company to take effect upon and after the consummation of the IPO;

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Major Shareholders and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                             Defined Terms.  For purposes of this Agreement, the following terms, when used herein, shall have the meanings specified or referred to in this Section 1.01:

“Affiliate” means, with respect to any specified Person, any other Person that controls, is controlled by, or is under common control with such Person.  As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities or other interests, by contract or otherwise.  The terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Affiliated Companies” means (i) with respect to any Dell Technologies Shareholder, any member of the Dell Technologies Group, (ii) with respect to any VMware Shareholder, any member of the VMware Group, (iii) with respect to any GE Shareholder, any member of the GE Group, and (iv) with respect to Ford, any member of the Ford Group.

“Agreement” has the meaning set forth in the preamble hereto.

“beneficially own” has the meaning of such term defined in Rule 13d-3 under the Exchange Act.

“Blackout Period” has the meaning set forth in Section 3.04.

“Business Day” means any day other than a Saturday, Sunday, or a day on which all banking institutions of New York City are authorized or obligated by law or executive order to close.

“Class A Common Shares” means shares of Class A Common Stock, $0.01 par value, of the Company.

“Class B Common Shares” means shares of Class B Common Stock, $0.01 par value, of the Company.

“Closing” has the meaning set forth in the Contribution Agreement.

“Common Shares” means the Class A Common Shares and/or the Class B Common Shares.

“Company” has the meaning set forth in the preamble hereto.

“Company Group” means the Company and all Subsidiaries of the Company.

“Company Notice” has the meaning set forth in Section 3.02(a).

“Company Securities” has the meaning set forth in Section 3.02(b).

“Confidential Business Information” has the meaning set forth in Section 2.01(b)(iii).

“Confidential Information” has the meaning set forth in Section 2.01(b)(i).

“Confidential Technical Information” has the meaning set forth in Section 2.01(b)(ii).

“Continuously Effective” with respect to a specified registration statement, means that such registration statement shall not cease to be effective and available for transfers of Registrable Securities in accordance with the method of distribution set forth therein for longer than five (5) Business Days during the period specified in the relevant provision of this Agreement.

“Contribution Agreement” means the Contribution Agreement, dated as of April 1, 2013, among EMC, VMware and the Company, as may be amended or modified from time to time in accordance with the terms thereof.

“Controlled Affiliate” means, with respect to any Person, any corporation, limited liability company, joint venture, partnership, trust, association or other entity in which the Person: (i) beneficially owns, either directly or indirectly, 40% or more of (A) the total combined voting power of all classes of voting securities of such entity, (B) the total combined equity interests of such entity, or (C) the capital or profits interest, in the case such entity is a partnership; and (ii) otherwise possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

“Dell Technologies” means Dell Technologies, Inc., a Delaware corporation, any of its successors by way of merger, consolidation or share exchange, any acquiror of all or substantially all of its assets and any Person of which Dell Technologies, Inc. becomes a Subsidiary.

“Dell Technologies Group” means Dell Technologies and all Subsidiaries of Dell Technologies, including EMC and all Subsidiaries of EMC, but excluding the Company and all Subsidiaries of the Company.

“Dell Technologies Shareholder” means, to the extent each is a Shareholder, Dell Technologies or any Wholly Owned Subsidiary of Dell Technologies.

“Demand Registration” has the meaning set forth in Section 3.01(a).

“Demand Registration Statement” has the meaning set forth in Section 3.01(a)

“Disclosing Party” has the meaning set forth in Section 2.01(b)(iv).

“Dispute” has the meaning set forth in Section 2.03(a).

“Dispute Resolution Commencement Date” has the meaning set forth in Section 2.03(a).

“Disputing Party” or “Disputing Parties” means, with respect to any Dispute, (i) to the extent any member of the Dell Technologies Group is party to such Dispute, Dell Technologies, (ii) to the extent any member of the GE Group is party to such Dispute, GE, (iii) to the extent any member of the VMware Group is party to such Dispute, VMware, (iv) to the extent any member of the Company Group is party to such Dispute, the Company, and (v) to the extent any member of Ford Group is a party to such Dispute, Ford.

“EMC” has the meaning set forth in the preamble hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration of the Company’s securities under the Securities Act (i) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a registration statement on Form S-4 or Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) in connection with any dividend or distribution reinvestment (or similar plan), (iv) pursuant to which the Company is offering to exchange its own securities for other securities, (v) in connection with an offering of debt securities convertible into or exchangeable for any capital stock of the Company and any capital stock of the Company issuable upon the conversion or exchange of such debt securities, (vi) pursuant to a shelf registration statement under which only the initial purchasers and subsequent transferees of debt securities of the Company or any Subsidiary thereof that are convertible into or exchangeable for Company capital stock and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) under the Securities Act may resell such debt securities and sell the Company capital stock into which such debt securities may be converted or exchanged, or (vii) pursuant to Section 3.01.

“Ford” has the meaning set forth in the preamble hereto.

“Ford Group” means Ford and all Controlled Affiliates of Ford.

“Ford Shareholder” means, to the extent that each is a Shareholder, Ford or any Controlled Affiliate of Ford.

“GE” has the meaning set forth in the preamble hereto.

“GE Group” means GE, GE International and all Controlled Affiliates of GE.

“GE International” has the meaning set forth in the preamble hereto.

“GE Shareholder” means, to the extent that each is a Shareholder, GE, GE International or any Controlled Affiliate of GE.

“Governmental Approvals” means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Entity.

“Governmental Entity” means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“Holder” means a Shareholder that holds Registrable Securities.

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Initiating Holders” has the meaning set forth in Section 3.01(a).

“IPO” has the meaning set forth in the preamble of this Agreement.

“Joinder Agreement” has the meaning set forth in Section 4.08.

“Major Shareholders” means, as of the date of this Agreement, each of the Dell Technologies Shareholders, the GE Shareholders, the VMware Shareholders and the Ford Shareholders, and, after the date of this Agreement, each of the Dell Technologies Shareholders, the GE Shareholders, the VMware Shareholders and the Ford Shareholders, but only for so long as, with respect to each of the foregoing, the applicable Shareholders hold at least 5% of the outstanding shares of a class of Common Shares.  From such time as any of the Dell Technologies Shareholders, the GE Shareholders, the VMware Shareholders or the Ford Shareholders cease to hold at least 5% of the outstanding shares of a class of Common Shares, such Shareholders shall cease to be a Major Shareholder.

“Master Transaction Agreement” means the Master Transaction Agreement, dated as of August 13, 2007, between EMC and VMware, as may be amended or modified from time to time in accordance with the terms thereof.

“Maximum Number” when used in connection with an Underwritten Offering, shall mean the maximum number of shares of Company capital stock (or amount of other Registrable Securities) that the Underwriters’ Representative has informed the Company may be included as part of such offering without materially and adversely affecting the success or pricing of such offering.

“Other Holders” has the meaning set forth in Section 3.02(c).

“Other Securities” has the meaning set forth in Section 3.02(a).

“Party” or “Parties” has the meaning set forth in the preamble hereto.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental body or authority.

“Piggyback Securities” has the meaning set forth in Section 3.02(b).

“Preferred Shares” means any outstanding shares of any class or series of preferred stock of the Company.

“Primary Holders” has the meaning set forth in Section 3.02(b).

“Primary Piggyback Securities” has the meaning set forth in Section 3.02(b).

“Qualified IPO” means a firm commitment underwritten initial Public Offering, the Public Offering price of which results in aggregate gross offering proceeds (before underwriting discounts commissions and fees) of not less than Two Hundred Million Dollars ($200,000,000).

“Receiving Party” has the meaning set forth in Section 2.01(b)(v).

“Registrable Securities” means, with respect to any Holder, all Class A Common Shares held directly or indirectly by such Holder, including any Class A Common Shares issuable or issued upon exercise, conversion or exchange of other securities of the Company beneficially owned by such Holder (including upon conversion of any Class B Common Shares or any Preferred Shares) or by reason of or in connection with a stock dividend, stock split, combination of shares, share subdivision, share exchange, recapitalization, merger, consolidation or other reorganization or transaction.  As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (w) a registration statement with respect to their sale by such Person shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public in accordance with Rule 144 or when they have become eligible for resale under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement of section (c)(1) of Rule 144, (y) they shall have been otherwise transferred by a Holder to a Person other than a Holder or any of its Subsidiaries, new certificates, if any, for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in effect or (z) they shall have ceased to be outstanding.  No Registrable Securities may be registered under more than one registration statement at any one time.

“Registration Expenses” means any and all out-of-pocket expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities) or relating to the Financial Industry Regulatory Authority, (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with listing (or authorizing for quotation) the Registrable Securities on a securities exchange or automated inter-dealer quotation system pursuant to the requirements hereof, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, (vi) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to any Holders, underwriters and dealers and all expenses incidental to delivery of the Registrable Securities, (vii) the reasonable fees and disbursements of one firm of counsel, other than the Company’s counsel, selected by the Holders of Registrable Securities being registered, (viii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and (ix) the expenses incurred in connection with making “road show” presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities.

“registration statement” means a registration statement filed by the Company with the SEC under the Securities Act.

“Rule 144” means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

“Rule 415 Offering” means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Selling Holder” has the meaning set forth in Section 3.06(f).

“Shareholder” means any Person who owns Shares and who is or becomes bound by this Agreement and any assignee of such Person that has executed and delivered a Joinder Agreement pursuant to, and in accordance with, Section 4.08.

“Shares” means any shares of common stock or preferred stock of the Company, including the Class A Common Shares and the Class B Common Shares.

“shelf registration statement” means a registration statement filed with the SEC on Form S-3 or F-3 or Form S-1 or F-1 (or, in each case, any successor form) for a Rule 415 Offering.

“Subsidiary” of any Person means a corporation, limited liability company, joint venture, partnership, trust, association or other entity in which such Person: (i) beneficially owns, either directly or indirectly, more than 50% of (A) the total combined voting power of all classes of voting securities of such entity, (B) the total combined equity interests of such entity, or (C) the capital or profits interest, in the case such entity is a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.  For the avoidance of doubt, for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be Subsidiaries of any member of the Dell Technologies Group or the VMware Group, and VMware and its Subsidiaries shall not be deemed to be Subsidiaries of Dell Technologies or EMC or otherwise members of the Dell Technologies Group.

“Transaction Agreements” has the meaning set forth in the Contribution Agreement.

“Underwriters’ Representative” when used in connection with an Underwritten Offering, shall mean the managing underwriter of such offering, or, in the case of a co-managed underwriting, the managing underwriters designated as the Underwriters’ Representative.

“Underwritten Offering” shall mean a registration in which securities of the Company are sold to one or more underwriters for reoffering to the public.

“VMware” means VMware, Inc., a Delaware corporation, any of its successors by way of merger, consolidation or share exchange, any acquiror of all or substantially all of its assets and any person of which VMware, Inc. becomes a Subsidiary, but shall not include the Company or EMC or any of their respective Subsidiaries (other than VMware, Inc.).

“VMware Group” means VMware and all Subsidiaries of VMware.

“VMware Shareholder” means, to the extent that each is a Shareholder, VMware or any Wholly Owned Subsidiary of VMware.

“Wholly Owned Subsidiary” means, with respect to a Person, each Subsidiary of such Person in which such Person owns (directly or indirectly) all of the outstanding voting equity, voting power, partnership interests or similar ownership interests, except for director’s qualifying shares in nominal amount.

ARTICLE II

COVENANTS AND OTHER MATTERS

Section 2.01                             Confidentiality.

(a)                       A Receiving Party shall hold and shall cause each of its Subsidiaries to hold, and shall each cause its and its Subsidiaries’ respective officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the Disclosing Party, any and all Confidential Information (as defined herein) concerning the Disclosing Party and its Subsidiaries; provided, that the Receiving Party may disclose, or may permit disclosure of, Confidential Information (i) to its Affiliated Companies, auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and, in each case, are informed of their obligation to hold such information confidential to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, the Receiving Party will be responsible, (ii) if the Receiving Party or any of its Affiliated Companies is compelled to disclose any such Confidential Information by judicial or administrative process or (iii) if the Receiving Party reasonably determines in good faith that such disclosure is required by other requirements of applicable law.  Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made in connection with any judicial or administrative process, or a Receiving Party determines in good faith that disclosure is otherwise required by law, the Receiving Party shall promptly notify the Disclosing Party of the existence of such request, demand, or conclusion, and shall provide the Disclosing Party a reasonable opportunity to seek an appropriate protective order or other remedy, which the Receiving Party will cooperate in obtaining.  In the event that an appropriate protective order or other remedy is not obtained, the Receiving Party shall furnish, or cause to be furnished, only that portion of the Confidential Information that is required to be disclosed and shall use its reasonable best efforts to obtain reasonable assurances that confidential treatment will be accorded to such Information.

(b)                       As used in this Section 2.01:

(i)                         “Confidential Information” shall mean the terms and conditions of this Agreement and the Transaction Agreements (as amended from time to time) and the Confidential Business Information and Confidential Technical Information concerning the Disclosing Party and its Subsidiaries disclosed by the Disclosing Party to the Receiving Party on or following the Closing (or, with respect to disclosure by or to GE, on or following May 8, 2013 and with respect to disclosure by or to Ford, on or following August 15, 2017) that (1) is in written, recorded, graphical or other tangible form and is marked “Proprietary,” “Confidential” or “Trade Secret,” (2) is in oral form and identified by the such Disclosing Party as “Proprietary,” “Confidential” or “Trade Secret” at the time of oral disclosure, including pursuant to any other provision of this Agreement, or (3) in the case of such Information disclosed on or prior to the date hereof, is identified by the Disclosing Party to the Receiving Party as Confidential Business Information or Confidential Technical Information, either orally or in writing, on or prior to the Closing, and includes any modifications or derivatives prepared by the Receiving Party that contain or are based upon any Confidential Information obtained from the Disclosing Party, including any analysis, reports, or summaries of the Confidential Information.  Confidential Information may also include information disclosed to a Disclosing Party by third parties.  Confidential Information shall not, however, include any information which (A) was publicly known or was made generally available in the public domain prior to the time of disclosure by the Disclosing Party; (B) becomes publicly known or made generally available after disclosure by the Disclosing Party to the Receiving Party through no action or inaction of the Receiving Party; (C) is obtained by the Receiving Party from a third party without a breach of such third party’s obligations of confidentiality; (D) is independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information; or (E) is publicly disclosed with the mutual consent of the affected Shareholders.

(ii)                      “Confidential Technical Information” shall mean all proprietary scientific, engineering, mathematical or design information, data and material of the Disclosing Party including, without limitation, (a) specifications, ideas, concepts, models, and strategies for products or services, (b) quality assurance policies, procedures and specifications, (c) source code and object code, (d) training materials and information, and (e) all other know-how, methodology, processes, procedures, techniques and trade secrets related to product or service design, development, manufacture, implementation, use, support, and maintenance.

(iii)                   “Confidential Business Information” shall mean all proprietary information, data or material of the Disclosing Party other than Confidential Technical Information, including, but not limited to (a) proprietary earnings reports and forecasts, (b) proprietary macro-economic reports and forecasts, (c) proprietary business plans, (d) proprietary general market evaluations and surveys, (e) proprietary financing and credit-related information, and (f) customer information.

(iv)                  “Disclosing Party” shall mean any Party disclosing its Confidential Information.

(v)                     “Receiving Party” shall mean any Party that receives Confidential Information of another Party.

(c)                        Nothing in this Agreement shall restrict (i) the Disclosing Party from using, disclosing, or disseminating its own Confidential Information in any way, or (ii) reassignment of the Receiving Party’s employees.  Moreover, nothing in the Agreement supersedes any restriction imposed by third parties on their Confidential Information, and there is no obligation on the Disclosing Party to conform third party agreements to the terms of this Agreement except as expressly set forth therein.

(d)                       Notwithstanding anything to the contrary set forth herein, (i) the Parties shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar Information and (ii) confidentiality obligations provided for in any agreement between such Party or its Subsidiaries and any employee of such Party or any of its Subsidiaries shall remain in full force and effect and (iii) in the event of a conflict between the terms of the provisions set forth herein and any confidentiality obligations provided for in any other agreement between the Disclosing Party and the Receiving Party (or their Subsidiaries), the terms of such other agreement shall supersede the terms hereof.

(e)                        Confidential Information of a Party and its Subsidiaries in the possession of and used by another Party as of the Closing (or, with respect to GE, on or following May 8, 2013, and with respect to Ford, on or following August 15, 2017) may continue to be used by such other Party in possession of the Confidential Information in, and only in, the operation of its business, which may include, without limitation, the monitoring and evaluation by a Shareholder of its investment in the Company and the transactions contemplated by this Agreement and Transaction Agreements (as amended from time to time), and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of this Section 2.01.  Such continued right to use Confidential Information may not be transferred to any third party unless such third party (A) purchases all or substantially all of the business and assets in one transaction or in a series of related transactions for which or in which the relevant Confidential Information is used or employed and (B) expressly agrees in writing to be bound by the provisions of this Section 2.01.

(f)                         Regardless of any expiration or termination of this Agreement, each Receiving Party must meet its obligations with respect to Confidential Information under this Agreement for three (3) years after receipt of such Confidential Information (except for any source code, which must be kept in strict confidence in perpetuity).

(g)                        Notwithstanding anything herein to the contrary, the rights and obligations with respect to Confidential Information of EMC or VMware, solely as between EMC, VMware and their respective Subsidiaries, shall not be governed by this Section 2.01, but shall instead be governed by the Master Transaction Agreement.

Section 2.02                             Governmental Approvals.  To the extent that any of the transactions contemplated by this Agreement requires any Governmental Approvals, the Parties will use their reasonable best efforts to obtain any such Governmental Approvals.

Section 2.03                             Dispute Resolution.

(a)                       Any dispute, controversy or claim arising out of or relating to this Agreement, any other Transaction Agreement or the breach, termination or validity thereof (“Dispute”) which arises between or among any Disputing Parties shall first be negotiated between appropriate senior executives of the Disputing Parties who shall have the authority to resolve the matter.  Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten (10) days of receipt by a Party of notice of a Dispute, which date of receipt shall be referred to herein as the “Dispute Resolution Commencement Date.”  Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information and privileged information of the Disputing Parties developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between or among the Disputing Parties.

(b)                       If the senior executives are unable to resolve the Dispute within sixty (60) days from the Dispute Resolution Commencement Date, then the Dispute will be mediated by a mediator appointed pursuant to the mediation rules of the American Arbitration Association.  The Disputing Parties will share the administrative costs of the mediation and the mediator’s fees and expenses equally, and each Disputing Party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney’s fees, witness fees, and travel expenses.  The mediation shall take place in Boston, Massachusetts or in whatever alternative forum on which the Disputing Parties may agree.

(c)                        If the Disputing Parties cannot resolve any Dispute through mediation within forty-five (45) days of the appointment of the mediator (or the earlier withdrawal thereof), each Disputing Party shall be entitled to seek relief in a court of competent jurisdiction.

(d)                       Unless otherwise agreed in writing, the Disputing Parties will continue to provide service and honor all other commitments under this Agreement and each other Transaction Agreement during the course of dispute resolution pursuant to the provisions of this Section 2.01 with respect to all matters not subject to such dispute, controversy or claim.

ARTICLE III

REGISTRATION RIGHTS

Section 3.01                             Demand Registration.

(a)                       If at any time after the closing date of a Qualified IPO, the Company shall receive a written request from any Holder, or group of Holders (such requesting Holder(s), the “Initiating Holders”), that holds in the aggregate 10% or more of the Registrable Securities then outstanding and entitled to registration rights under this Section 3.01(a), with respect to a request for registration on a Form S-3, or 25% or more of the Registrable Securities then outstanding and entitled to registration rights under this Section 3.01(a), with respect to any other registration request, that the Company effect the registration under the Securities Act of all or any portion of such Initiating Holders’ Registrable Securities (such Registrable Securities being registered constituting at least 5% of the Registrable Securities then outstanding), and specifying the intended method of distribution thereof (including in a Rule 415 Offering, if the Company is then eligible to register such Registrable Securities on Form S-3 (or a successor form) for such offering) (each such request referred to herein as a “Demand Registration,” and each registration statement prepared in connection with a Demand Registration, a “Demand Registration Statement”), then the Company shall promptly give written notice of such Demand Registration within three (3) Business Days of the receipt of such Demand Registration to the other Holders, and shall, subject to the limitations of this Article III, use its reasonable best efforts to effect the registration as promptly as practicable (but in no event later than the 90th day (or the 105th day if the applicable registration form is other than Form S-3) after the receipt of such request) of:

(i)                         all Registrable Securities for which the Initiating Holders have requested registration under this Section 3.01(a) and

(ii)                      all other Registrable Securities that any other Holders have requested the Company to register by request received by the Company within twenty (20) Business Days after such Holders receive the Company’s notice of the Demand Registration;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

(b)                       Subject to Section 3.04, the Company shall use its reasonable best efforts to keep such Demand Registration Statement Continuously Effective for a period of at least twenty-four (24) months, in the case of a Rule 415 Offering, or, in all other cases, for a period of at least 180 days following the date on which such Demand Registration Statement is declared effective (or for such shorter period which will terminate when all of the Registrable

Securities covered by such Demand Registration Statement shall have been sold pursuant thereto), including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, that such period during which the Demand Registration Statement shall remain Continuously Effective shall, in the case of an Underwritten Offering, and subject to Section 3.04, be extended for such period (if any) as the underwriters shall reasonably require, including to satisfy, in the judgment of counsel to the underwriters, any prospectus delivery requirements imposed by applicable law.

(c)                        The Company shall not be obligated to effect more than two (2) Demand Registrations in any calendar year.  In no event shall the Company be required to effect more than one Demand Registration hereunder within any six (6)-month period.  For purposes of the preceding sentence, a Demand Registration shall not be deemed to have been effected (and, therefore, not requested for purposes of paragraph (a) above), (i) unless a Demand Registration Statement with respect thereto has become effective, (ii) if after such Demand Registration Statement has become effective, the offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to any Holder and such effect is not thereafter eliminated or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of a failure on the part of any Holder.  If the Company shall have complied with its obligations under this Article III, a right to a Demand Registration pursuant to this Section 3.01 shall be deemed to have been satisfied upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been sold to the underwriters or distributed pursuant to the Demand Registration Statement and (y) the date as of which such Demand Registration Statement shall have been effective for an aggregate period of at least twenty-four (24) months, in the case of a Rule 415 Offering, or, in all other cases, for a period of at least 180 days following the effectiveness of such Demand Registration Statement.

(d)                       The Company may not include in a Demand Registration pursuant to this Section 3.01 shares of Company capital stock for the account of the Company or any of its Subsidiaries, but, if and to the extent required by a contractual obligation, may, subject to compliance with Section 3.01(e), include shares of Company capital stock for the account of any other Person who holds shares of Company capital stock entitled to be included therein; provided, that if the Underwriters’ Representative of any offering described in this Section 3.01 shall have informed the Company in writing that in its judgment there is a Maximum Number of shares of Company capital stock that all Holders and any other Persons desiring to participate in such Demand Registration may include in such offering, then the Company shall include in such Demand Registration all Registrable Securities requested to be included in such registration by the Holders together with, up to such additional number of shares of Company capital stock that any other Persons entitled to participate in such registration desire to include in such registration up to the Maximum Number that the Underwriters’ Representative has informed the Company may be included in such registration without materially and adversely affecting the success or pricing of such offering; provided, that the number of shares of Company capital stock to be offered for the account of all such other Persons participating in such registration shall be reduced in a manner determined by the Company in its sole discretion; provided further, that, in the event that such Underwriters’ Representative advises that less than all of such Registrable Securities may be included in such registration, the number of Registrable Securities shall be allocated pro rata among the participating Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder.

(e)                        No Holder may participate in any Underwritten Offering under this Section 3.01 and no other Person shall be permitted to participate in any such offering pursuant to this Section 3.01 unless it completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements and other customary documents required under the customary terms of such underwriting arrangements.  In connection with any Underwritten Offering under this Section 3.01, each participating Holder and the Company and, except in the case of a Rule 415 Offering, each other Person shall be a party to the underwriting agreement with the underwriters and may be required to make certain customary representations and warranties and provide certain customary indemnifications for the benefit of the underwriters; provided, that the Holders shall not be required to make representations and warranties with respect to the Company or their business and operations and shall not be required to agree to any indemnity or contribution provisions less favorable to them than as are set forth herein.

Section 3.02                             Piggyback Registration.

(a)                       In the event that the Company at any time after the closing date of a Qualified IPO proposes to register any Shares or other equity securities (collectively, “Other Securities”) under the Securities Act, either in connection with a primary offering for cash for the account of the Company, a secondary offering or a combined primary and secondary offering, in each case other than in connection with an Excluded Registration, the Company will each time it intends to effect such a registration, give written notice (a “Company Notice”) to all Holders of Registrable Securities at least ten (10) Business Days prior to the initial filing of a registration statement with the SEC pertaining thereto, informing such Holders of its intent to file such registration statement and of the Holders’ right to request the registration of the Registrable Securities held by the Holders provided under this Section 3.02 Upon the written request of the Holders made within seven (7) Business Days after any such Company Notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof, provided, if (i) the Registrable Securities intended to be disposed of are Class A Common Shares and (ii) the applicable registration is intended to effect a primary offering of Class A Common Shares for cash for the account of the Company, such request shall specify only the Registrable Securities intended to be disposed of by such Holder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering of Class A Common Shares for cash for the account of the Company, in accordance with the Company’s intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the registration statement filed by the Company, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such registration statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, that if, at any time after giving written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay such registration of the Other Securities, the Company shall give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith or from the Company’s obligations with respect to any subsequent registration) and (ii) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such registration statement for the same period as the delay in registering such Other Securities.

(b)                       If, in connection with a registration statement pursuant to this Section 3.02, the Underwriters’ Representative of the offering registered thereon shall inform the Company in writing that in its opinion there is a Maximum Number of shares of Company capital stock that may be included therein and if such registration statement relates to an offering initiated by the Company of common stock being offered for the account of the Company, the Company shall include in such registration: (i) first, the number of shares the Company proposes to offer (“Company Securities”), (ii) second, up to the full number of Registrable Securities held by Holders of Registrable Securities who are Major Shareholders (collectively, the “Primary Holders”) that are requested to be included in such registration (Registrable Securities that are so held being sometimes referred to herein as “Primary Piggyback Securities”) to the extent necessary to reduce the respective total number of shares of Company capital stock requested to be included in such offering to the Maximum Number recommended by such Underwriters’ Representative (and in the event that such Underwriters’ Representative advises that less than all of such Primary Piggyback Securities may be included in such offering, the number of Primary Piggyback Securities shall be allocated pro rata among the Primary Holders on the basis of the number of securities requested to be included therein by each such Primary Holder; provided, that such Primary Holders may withdraw their request for registration of their Registrable Securities under this Section 3.02 and, not less than ninety (90) days subsequent to the effective date of the registration statement for the registration of such Primary Piggyback Securities request, that such registration be effected as a Demand Registration under Section 3.01 to the extent permitted thereunder); (iii) third, up to the full number of Registrable Securities held by Holders of Registrable Securities who are not Major Shareholders (other than the Primary Holders) that are requested to be included in such registration (Registrable Securities that are so held being sometimes referred to herein as “Piggyback Securities”) to the extent necessary to reduce the respective total number of shares of Company capital stock requested to be included in such offering to the Maximum Number recommended by such Underwriters’ Representative (and in the event that such Underwriters’ Representative advises that less than all of such Piggyback Securities may be included in such offering, the number of Piggyback Securities shall be allocated pro rata among such holders of such Other Securities (other than Company Securities or Primary Piggyback Securities) on the basis of the number of securities requested to be included therein by each such Holder; provided, that such Holders of Registrable Securities may withdraw their request for registration of their Registrable Securities under this Section 3.02 and, not less than ninety (90) days subsequent to the effective date of the registration statement for the registration of such Other Securities request, that such registration be effected as a Demand Registration under Section 3.01 to the extent permitted thereunder) and (iv) fourth, up to the full number of the Other Securities (other than Company Securities.  Primary Piggyback Securities or Piggyback Securities), if any, in excess of the number of Company Securities, Primary Piggyback Securities and Piggyback Securities to be sold in such offering to the extent necessary to reduce the respective total number of shares of Company capital stock requested to be included in such offering to the Maximum Number recommended by such Underwriters’ Representative (and, if such number is less than the full number of such Other Securities, such number shall be allocated pro rata among the holders of such Other Securities (other than Company Securities, Primary Piggyback Securities or Piggyback Securities) on the basis of the number of securities requested to be included therein by each such holder).

(c)                        If, in connection with a registration statement pursuant to this Section 3.02, the Underwriters’ Representative of the offering registered thereon shall inform the Company in writing that in its opinion there is a Maximum Number of shares of Company capital stock that may be included therein and if such registration statement relates to an offering initiated by any Person other than the Company (the “Other Holders”), the Company shall include in such registration the number of securities (including Registrable Securities) that such underwriters advise can be so sold without adversely affecting such offering, allocated pro rata among the Other Holders and the Holders of Registrable Securities on the basis of the number of securities (including Registrable Securities) requested to be included therein by each Other Holder and Holder of Registrable Securities; provided that if the Maximum Number of shares exceeds the number of Registrable Securities requested to be included therein by each Other Holder and Holder, then the Company shall include in such registration: (i) first, the number of Registrable Securities the Other Holders propose to offer, (ii) second, up to the full number of Registrable Securities held by the Primary Holders that are requested to be included in such registration (and in the event that such Underwriters’ Representative advises that less than all of such Registrable Securities may be included in such offering, the number of shares thereof shall be allocated pro rata among the Primary Holders on the basis of the number of securities requested to be included therein by each such Primary Holder; provided, that such Primary Holders may withdraw their request for registration of their Registrable Securities under this Section 3.02 and, not less than ninety (90) days subsequent to the effective date of the registration statement for the registration of such Registrable Securities request, that such registration be effected as a Demand Registration under Section 3.01 to the extent permitted thereunder); (iii) third, up to the full number of Registrable Securities held by Holders of

Registrable Securities (other than the Primary Holders) that are requested to be included in such registration (and in the event that such Underwriters’ Representative advises that less than all of such Piggyback Securities may be included in such offering, the number of Piggyback Securities shall be allocated pro rata among such holders of such Other Securities (other than Company Securities or Primary Piggyback Securities) on the basis of the number of securities requested to be included therein by each such Holder; provided, that such Holders of Registrable Securities may withdraw their request for registration of their Registrable Securities under this Section 3.02 and, not less than ninety (90) days subsequent to the effective date of the registration statement for the registration of such Other Securities request, that such registration be effected as a Demand Registration under Section 3.01 to the extent permitted thereunder) and (iv) fourth, up to the full number of the Other Securities (other than Company Securities, Primary Piggyback Securities or Piggyback Securities), if any, remaining to be sold in such offering to the extent necessary to reduce the respective total number of shares of Company capital stock requested to be included in such offering to the Maximum Number recommended by such Underwriters’ Representative (and, if such number is less than the full number of such Other Securities, such number shall be allocated pro rata among the holders of such Other Securities (other than Company Securities, Primary Piggyback Securities or Piggyback Securities) on the basis of the number of securities requested to be included therein by each such holder).

(d)                       No Holder may participate in any Underwritten Offering under this Section 3.02 and no other Person shall be permitted to participate in any such offering pursuant to this Section 3.02 unless it completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements and other customary documents required under the customary terms of such underwriting arrangements.  In connection with any Underwritten Offering under this Section 3.02, each participating Holder and the Company and each such other Person shall be a party to the underwriting agreement with the underwriters of such offering and may be required to make certain customary representations and warranties and provide certain customary indemnifications for the benefits of the underwriters; provided, that the Holders shall not be required to make representations and warranties with respect to the Company or their business and operations and shall not be required to agree to any indemnity or contribution provisions less favorable to them than as are set forth herein.

(e)                        Notwithstanding anything in this Section 3.02 to the contrary, the Company shall not be required to effect any registration of Registrable Securities under this Section 3.02 incidental to the registration of any of its securities in connection with the Company’s issuance of registered shares of Company capital stock in mergers, acquisitions, reorganizations, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans.

(f)                         The registration rights granted pursuant to the provisions of this Section 3.02 shall be in addition to the registration rights granted pursuant to Section 3.01.  No registration of Registrable Securities effected under this Section 3.02 shall relieve the Company of its obligation to effect a registration of Registrable Securities pursuant to Section 3.01.

Section 3.03                             Expenses.  Except as provided herein, the Company shall pay all Registration Expenses in connection with all registrations of Registrable Securities.

Notwithstanding the foregoing, (a) each Holder of Registrable Securities and the Company shall be responsible for its own internal administrative and similar costs, and (b) each Holder of Registrable Securities shall be responsible for any underwriting discounts and commissions and transfer taxes, if any, relating to any securities sold by such Holder, which underwriting discounts, commissions and transfer taxes shall not constitute Registration Expenses.

Section 3.04                             Blackout Period.  Notwithstanding anything in Section 3.01, Section 3.02 or Section 3.06 to the contrary, the Company shall be entitled to elect that a registration statement not be usable, or that the filing or effectiveness thereof be delayed beyond the time otherwise required, for a reasonable period of time (a “Blackout Period”), if the Company reasonably determines in good faith that the registration and distribution of Registrable Securities would (a) interfere with any pending material financing, merger, acquisition, consolidation, recapitalization, corporate reorganization or any other material corporate development involving the Company or any of its Subsidiaries or (b) would require premature disclosure thereof or of other material non-public information that would be detrimental to the Company and in each case the Company promptly gives the Holders of Registrable Securities written notice of such determination, and if requested by Holders and to the extent such action would not violate applicable law, the Company will promptly deliver to the Holders a general statement of the reasons for such postponement or restriction on use and to the extent practicable an approximation of the anticipated delay, and promptly gives the Holders of Registrable Securities written notice at the conclusion of such Blackout Period, provided, however, that the Company shall not invoke more than two (2) Blackout Periods in any twelve (12) month period and such Blackout Periods, in the aggregate, shall not be in excess of one hundred eighty (180) days in any twelve (12) month period.  For the avoidance of doubt, the Parties agree that in the event of any Blackout Period, the period during which such registration statement shall remain effective pursuant to the terms of this Agreement shall be correspondingly extended by the length of such Blackout Period.

Section 3.05                             Selection of Underwriters.  If any Rule 415 Offering or any offering pursuant to a Demand Registration Statement is an Underwritten Offering, Dell Technologies shall be entitled to select the managing underwriter or underwriters to administer the offering, which managing underwriter shall be reasonably satisfactory to the Company after consultation with the GE Shareholders and the Ford Shareholders to the extent this Agreement shall not have terminated with respect to the GE Shareholders or the Ford Shareholders, as applicable, pursuant to Section 3.12; provided such right of consultation is personal to the GE Shareholders and the Ford Shareholders and may not be assigned pursuant to Section 4.08.  The Company shall have the right to select a managing underwriter or underwriters to administer any Underwritten Offering contemplated by Section 3.02.

Section 3.06                             Obligations of the Company.  If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Article III, the Company shall as promptly as practicable:

(a)                       prepare, file with the SEC and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered;

(b)                       prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus (including any issuer free writing prospectus required to be so filed) used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (ii) the expiration of 180 days after such registration statement becomes effective (or, with respect to Rule 415 Offerings, twenty-four (24) months, as contemplated in Section 3.01(c)); provided, that such 180-day period, or twenty-four (24)-month period, as applicable shall be extended for such number of days that equals the number of days (1) of any Blackout Period or (2) elapsing from (x) the date the written notice contemplated by paragraph (f) below is given by the Company to (y) the date on which the Company delivers to Holders of Registrable Securities the supplement or amendment contemplated by Section 3.06(f);

(c)                        furnish to Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus, any summary prospectus and any issuer free writing prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as Holders of Registrable Securities or such underwriter may reasonably request, and a copy of any and all transmittal letters or other correspondence to or received from the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

(d)                       use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders of such Registrable Securities or any underwriter to such Registrable Securities shall request, and use its reasonable best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders of Registrable Securities or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)                        with respect to an Underwritten Offering, use its reasonable best efforts to furnish to the Underwriters’ Representative (i) an opinion of counsel for the Company addressed to the Underwriters’ Representative and dated the date of the closing under the underwriting agreement (if any) and (ii) a customary “comfort letter” addressed to the Underwriters’ Representative and signed by the independent public accountants who have audited the financial statements of the Company included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Underwriters’ Representative may reasonably request and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements;

(f)                         as promptly as practicable, notify each Holder of Registrable Securities included in such registration (each, a “Selling Holder”) in writing (i) at any time when a prospectus or, prior to such time as a final prospectus is available, an issuer free writing prospectus relating to a registration made pursuant to Section 3.01 or Section 3.02 contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading due to the occurrence of any event and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus or, prior to such time as a final prospectus is available, such issuer free writing prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

(g)                        if reasonably requested by the lead or managing underwriters, use its reasonable best efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated inter-dealer quotation system on which a class of common equity securities of the Company is then listed;

(h)                       to the extent reasonably requested by the lead or managing underwriters, send appropriate officers of the Company to attend any “road shows” scheduled in connection with any such registration, with all out-of-pocket costs and expense incurred by the Company or such officers in connection with such attendance to be paid by the Company;

(i)                           furnish or cause to be furnished for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 3.01 or Section 3.02 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters; and

(j)                          use its reasonable best efforts to take all other reasonable and customary steps typically taken by issuers to effect the registration and disposition of such Registrable Securities as contemplated hereby.

Section 3.07                             Obligations of Selling Holders.  Each Selling Holder agrees by having its securities treated as Registrable Securities hereunder that, upon receipt of written notice from the Company specifying that the prospectus relating to a registration made pursuant to Section 3.01 or Section 3.02 contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading due to the occurrence of any event, such Selling Holder will forthwith discontinue disposition of Registrable Securities until such Selling Holder is advised by the Company that the use of the prospectus may be resumed and is furnished with a supplemented or amended prospectus as contemplated by Section 3.06(f) above, and, if so directed by the Company, such Selling Holder shall deliver to the Company all copies of the prospectus covering such Registrable Securities then in such Selling Holder’s possession at the time of receipt of such notice.

Section 3.08                             Underwriting; Due Diligence.

(a)                       If requested by the underwriters for any Underwritten Offering of Registrable Securities pursuant to a registration requested under this Article III, the Company shall enter into an underwriting agreement in a form reasonably satisfactory to the Company with such underwriters for such offering, which agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 3.09, and agreements as to the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 3.06(e).  The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be a party to any such underwriting agreement (or, at their option, a party to a customary power of attorney, custody agreement and irrevocable election to sell) and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders.  Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 3.09. If reasonably requested by the Company or the Underwriters’ Representative, (i) the Selling Holders will execute such custody agreements, stock powers, instruments of transfer and powers of attorney in connection with such Underwritten Offering as are customary for offerings of such kind and (ii) the Selling Holders will arrange for any necessary opinions of counsel with respect to the securities being sold by such Selling Holders and the reasonable and documented expenses of such counsel shall be deemed to be Registration Expenses payable by the Company.

(b)                       In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article III, the Company shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified the financial statements of the Company as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, that such Holders and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to coordinate any such investigation of the books and records of the Company and any such discussions with the Company’s officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

Section 3.09                             Indemnification and Contribution.

(a)                       In the case of each offering of Registrable Securities made pursuant to this Article III, the Company agrees to indemnify and hold harmless, to the extent permitted by law, each Selling Holder, each underwriter of Registrable Securities so offered and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and the officers, directors, Affiliates, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable expenses of investigation and reasonable attorney’s fees and disbursements), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) that arise out of or are based upon any untrue statement by the Company or alleged untrue statement by the Company of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein or issuer free writing prospectus related thereto) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission by the Company or alleged omission by the Company to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company shall not be liable to any Person in any such case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Selling Holder, any other holder of securities whose securities are included in such registration statement or any such underwriter, as the case may be, specifically for use in such registration statement (or in any preliminary or final prospectus included therein or issuer free writing prospectus related thereto), offering memorandum or other offering document, or any amendment thereof or supplement thereto.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder or any other holder and shall survive the transfer of such securities.  The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Selling Holder, or other holder or underwriter of the Registrable Securities or any controlling person of the foregoing and the officers, directors, Affiliates, employees and agents of each of the foregoing; provided, that, in the case of an offering made pursuant to this Article III with respect to which a Selling Holder has designated the lead or managing underwriters (or a Selling Holder is offering Registrable Securities directly, without an underwriter), this indemnity does not apply to any loss, liability, cost, claim or damage arising out of or relating to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or offering memorandum if a copy of a final prospectus or offering memorandum was not sent or given by or on behalf of any underwriter (or such Selling Holder or other holder, as the case may be) to such Person asserting such loss, liability, cost, claim or damage at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such final prospectus or offering memorandum.

(b)                       In the case of each offering of Registrable Securities made pursuant to this Article III, each Selling Holder, by exercising its registration rights hereunder, severally and not jointly, agrees to indemnify and hold harmless, to the extent permitted by law, the Company, each underwriter who participates in such offering, each other Selling Holder and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and the officers, directors, Affiliates, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable expenses of investigation and reasonable attorneys’ fees and disbursements), claims and damages to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) that arise out of or are based upon any untrue statement or alleged untrue statement by such Selling Holder or underwriter, as the case may be, of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein or issuer free writing prospectus related thereto) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission by such Selling Holder or underwriter, as the case may be, or alleged omission by such Selling Holder or underwriter, as the case may be, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such statement or omission shall have been made in reliance on or in conformity with information furnished to the Company in writing by or on behalf of such Selling Holder or underwriter, as the case may be, specifically for use in such registration statement (or in any preliminary or final prospectus included therein or issuer free writing prospectus related thereto), offering memorandum or other offering document or any amendment thereof or supplement thereto.  The foregoing indemnity is in addition to any liability which such Selling Holder or underwriter, as the case may be, may otherwise have to the Company, or controlling persons and the officers, directors, Affiliates, employees, and agents of each of the foregoing; provided, that, in the case of an offering made pursuant to this Article III with respect to which the Company has designated the lead or managing underwriters (or the Company is offering securities directly, without an underwriter), this indemnity does not apply to any loss, liability, cost, claim, or damage arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or offering memorandum if a copy of a final prospectus or offering memorandum was not sent or given by or on behalf of any underwriter (or the Company, as the case may be) to such Person asserting such loss, liability, cost, claim or damage at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such final prospectus or offering memorandum; provided, further, that the obligations of each Selling Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c)                        Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that, the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party.  If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 3.09 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Any indemnifying party against whom indemnity may be sought under this Section 3.09 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party.  The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.  In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

(d)                       If the indemnification provided for in this Section 3.09 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (i) as between the Company and the Selling Holders on the one hand and the underwriters on the other, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other hand or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and the underwriters on the other with respect to the statements or omissions which resulted in such loss, liability, cost, claim or damage as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus.  The relative fault of the Company and the Selling Holders on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the underwriters.  The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party’s stock ownership in the Company.  The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this Section 3.09(d) shall be deemed to include, for purposes of this Section 3.09(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.09 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                        Notwithstanding any other provision of this Section 3.09, the obligation to indemnify or contribute shall be several, and not joint, among the Selling Holders who furnished or failed to furnish the information in a registration statement (or in any preliminary or final prospectus included therein or issuer free writing prospectus related thereto) or in any offering memorandum or other offering document relating to the offering and sale of Registrable Securities that resulted in any loss, liability, claim or damages.  The liability of each such Selling Holder under this Section 3.09 shall not, in any event, exceed the amount of the net proceeds actually received by such Selling Holder from the sale of such Registrable Securities.

(f)                         Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 3.09 (with appropriate modifications) shall be given by the Company, the Selling Holders and any underwriters with respect to any required registration or other qualification of securities under any state law or regulation or Governmental Entity.

(g)                        The obligations of the parties under this Section 3.09 shall be in addition to any liability which any party may otherwise have to any other party.

Section 3.10                             Rule 144 and Form S-3 Eligibility.  Following the closing date of a Qualified IPO, the Company shall use its reasonable best efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied.  Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.  The Company further agrees to use its reasonable best efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the Securities Act for the filing of registration statements under this Agreement to be met as soon as reasonably practicable after the closing date of a Qualified IPO.

Section 3.11                             Holdback Agreement.

(a)                       If so requested by the Underwriters’ Representative in connection with an offering of securities covered by a registration statement filed by the Company, whether or not Registrable Securities of the Holders are included therein, provided that all Company directors and officers and Company stockholders holding 5% or more of the Company’s capital stock are similarly restricted, each Holder shall agree not to effect any sale or distribution of the Company capital stock, including any sale under Rule 144, without the prior written consent of the Underwriters’ Representative (otherwise than through the registered public offering then being made), within seven (7) days prior to or one hundred eighty (180) days (or such lesser period as the Underwriters’ Representative may permit) after the effective date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 Offerings).  The Holders shall not be subject to the restrictions set forth in this Section 3.11(a) for longer than an aggregate of one hundred eighty-seven (187) days during any twelve (12)-month period.

(b)                       If so requested by the Underwriters’ Representative in connection with an offering of any Registrable Securities, the Company shall agree not to effect any sale or distribution of Company capital stock, without the prior written consent of the Underwriters’ Representative (otherwise than through the registered public offering then being made or in connection with any acquisition or business combination transaction and other than in connection with stock options and employee benefit plans and compensation), within seven (7) days prior to or one hundred eighty (180) days (or such lesser period as the Underwriters’ Representative may permit) after the effective date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 Offerings) and shall use its reasonable best efforts to obtain and enforce similar agreements from any other Persons if requested by the Underwriters’ Representative; provided that, the Company or such Persons shall not be subject to the restrictions set forth in this Section 3.11(b) for longer than an aggregate of one hundred eighty-seven (187) days during any twelve (12) month period.

(c)                        Notwithstanding anything else in this Section 3.11 to the contrary, no Holder shall be precluded from distributing to any or all of its stockholders any or all of the Registrable Securities.

Section 3.12                             Term.  This Article III shall remain in effect until all Registrable Securities held by Holders have been transferred by them to other Persons; provided, that this Article III shall terminate with respect to any Party on any earlier date on which such Party no longer holds any Registrable Securities.

Section 3.13                             No Superior Rights.  Without the prior written consent of each of the Major Shareholders, the Company shall not provide registration rights of any kind, including rights similar to those set forth in this ARTICLE III, with respect to the Class A Common Shares, to any current or future stockholder of the Company other than a Shareholder or its Affiliates that are materially more favorable to such stockholder than are provided to Shareholders under this ARTICLE III.

ARTICLE IV

MISCELLANEOUS

Section 4.01                             Entire Agreement.  This Agreement, the other Transaction Agreements and the documents referenced herein or therein or attached hereto or thereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

Section 4.02                             Governing Law and Jurisdiction.  This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with, and all disputes, controversy or claims arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware (without giving effect to the conflicts of law provisions thereof that would cause the application of the laws of any jurisdiction other than the State of Delaware).

Section 4.03                             Consent to Jurisdiction.  Subject to Section 2.03, each of the Parties irrevocably and unconditionally agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by another Party or its successors or assigns, shall be brought and determined exclusively in the federal and state courts sitting in the State of Delaware.  Each of the Parties hereby irrevocably submits and shall cause the members of its Group to submit with regard to any such action or proceeding for itself or for the members of its Group and in respect of its property or the property of the members of its Group, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not and shall cause the members of its Group not to bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the Parties hereby irrevocably waives, and agrees not to assert, and shall cause the members of its Group to waive and not to assert by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 4.03, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 4.04                             Specific Performance.  The Parties understand and agree that (a) irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms, (b) although monetary damages may be available for the breach of such covenants and agreements such monetary damages are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement, would be an inadequate remedy therefor and shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific performance and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right none of the Parties would have entered into this Agreement.  It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.  Each of the Parties further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.04 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 4.05                             Termination; Amendment; Waiver; Survival.  This Agreement may not be terminated or amended except by mutual consent of the Major Shareholders and the Company (except as provided in the next following sentence), evidenced by an instrument in writing signed on behalf of each such Party; provided that if any amendment of this Agreement shall disproportionately and adversely affect a Holder relative to any Major Shareholder, the effectiveness of such amendment shall require the prior written consent of Holders holding a majority of the Registrable Securities held by all such disproportionately and adversely affected Holders.  If there are no Major Shareholders, this Agreement may not be terminated or amended except by mutual consent of the Company and Holders of a majority of the Registrable Securities evidenced by an instrument in writing signed on behalf of each such Party; provided that if any amendment of this Agreement shall disproportionately and adversely affect a Holder relative to the Holders of a majority of the Registrable Securities, the effectiveness of such amendment shall require the prior written consent of such disproportionately and adversely affected Holder.  This Agreement may be waived only by an instrument in writing signed by or on behalf of the Party or Parties waiving compliance.  The provisions of ARTICLE I (Definitions), Section 2.01 (Confidentiality), Section 2.03 (Dispute Resolution), Section 3.03 (Expenses), Section 3.09 (Indemnification and Contribution) and this ARTICLE IV shall survive any termination of this Agreement pursuant to this Section 4.05.

Section 4.06                             Notices.  Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective Parties at the following addresses:

(a)                       if to any Dell Technologies Shareholder:

Dell Technologies, Inc.
One Dell Way, MS RR1-33
Round Rock, TX 78682
Attn: Corporate Counsel

(b)                       if to any VMware Shareholder:

VMware, Inc.
3401 Hillview Avenue
Palo Alto, CA 94304
Attention:  Legal Department

(c)                        if to any GE Shareholder:

General Electric Company

GE Digital

2623 Camino Ramon

San Ramon, CA 94583

Attention:

GE Digital

With a copy to:

General Counsel

GE Digital

(d)                       if to any Ford Shareholder:

Ford Motor Company
One American Road, Room 1134
Dearborn, MI 48126
Attn: Secretary

(e)                        if to Microsoft:

Microsoft Global Finance
c/o Microsoft Corp
One Microsoft Way
Redmond, WA 98052-6399
Attention: Associate General Counsel

Facsimile:

With a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe, LLP
701 Fifth Avenue
Seattle, WA 98104
Attention:

(f)                         if to the Company:

Pivotal Software, Inc.

875 Howard Street, 5th Floor

San Francisco, CA 94103

Attention: General Counsel

Facsimile:

or to such other address, facsimile number or e-mail address as the party to whom notice is given may have previously furnished to the other in writing as provided herein.  All notices may be sent by certified mail, return receipt requested, facsimile, e-mail or other electronic transmission.  All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by e-mail, facsimile or similar electronic transmission method; one (1) Business Day after it is sent, if sent by recognized overnight courier; and three (3) Business Days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

Section 4.07                             Counterparts; Signature.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.  If any signature is delivered by facsimile transmission or by PDF, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf the signature is executed) with the same force and effect as if such facsimile or PDF signature were an original thereof.

Section 4.08                             Binding Effect; Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.  No Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company and the Major Shareholders, and any such assignment without consent shall be void; provided that, a Shareholder may assign this Agreement and the rights and obligations hereunder to an Affiliate of such Shareholder if such Affiliate executes and delivers to the Parties a joinder to this Agreement agreeing to be bound by the terms and provisions of this Agreement substantially in the form of Exhibit A (a “Joinder Agreement”).

Section 4.09                             Severability.  If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 4.10                             Failure or Indulgence not Waiver; Remedies Cumulative.  No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 4.11                             Authority.  Each of the Parties represents to the others that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 4.12                             Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by such Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.  Whenever the words “include” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any law defined or referred to herein or in any agreement or instrument that is referred to herein means such law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor laws.

Section 4.13                             Conflicting Agreements.  None of the provisions of this Agreement are intended to supersede any provision in any other Transaction Agreement or any other agreement with respect to the respective subject matters thereof.  In the event of conflict between this Agreement and any other Transaction Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

Section 4.14                             Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person, except as provided in Section 3.09.  No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any Party.

[Signature Page Follows Next]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

PIVOTAL SOFTWARE, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

DELL TECHNOLOGIES, INC.

By:
Name:
Title:

EMC CORPORATION

By:
Name:
Title:

[Signature Page to Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

VMWARE, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

GENERAL ELECTRIC COMPANY

By:
Name:
Title:

GE INTERNATIONAL HOLDINGS B.V.

By:
Name:
Title:

[Signature Page to Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

FORD MOTOR COMPANY

By:
Name:
Title:

[Signature Page to Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

MICROSOFT GLOBAL FINANCE

By:
Name:
Title:

[Signature Page to Amended and Restated Shareholders’ Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”) is entered into as of the date written below by the undersigned (the “Joining Party”) pursuant to, and in accordance with, Section 4.08 of that certain Amended and Restated Shareholders’ Agreement, dated as of                           , 2018 (the “Shareholders’ Agreement”), by and among Pivotal Software, Inc., a corporation organized under the laws of the State of Delaware, and the other Parties thereto from time to time, as the same may be further amended, supplemented or restated from time to time.  Capitalized terms used in this Joinder Agreement but not defined in this Joinder Agreement shall have the respective meanings given to such terms in the Shareholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that (i) the Joining Party is an Affiliate of a Party to the Shareholders’ Agreement (the “Transferor”), (ii) the Joining Party has received and reviewed a complete copy of the Shareholders’ Agreement, (iii) agrees that upon execution of this Joinder Agreement, the Joining Party shall become a party to the Shareholders’ Agreement as a Shareholder and shall be fully bound by, and subject to, all of the applicable terms, conditions, representations and warranties and other provisions of the Shareholders’ Agreement with all attendant rights, benefits, duties, restrictions and obligations stated therein as though an original party thereto and shall be deemed a “Shareholder” for all purposes under the Shareholders’ Agreement, and (iv) assumes all of the Transferor’s existing and future liabilities arising under or relating to the Shareholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

[NAME OF JOINING PARTY]

By:
Name:
Title:

Date:
Address for notices:
Acknowledged and Agreed:
PIVOTAL SOFTWARE, INC.

By:
Name:
Title: